Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TANDY CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                                  75-1047710
  (State or Other Jurisdiction of                  (I.R.S. Employer
   Incorporation or Organization)                  Identification No.)
100 Throckmorton Street, Suite 1800
      Fort Worth, Texas                                 76102
(Address of Principal Executive Offices)              (Zip Code)

                                TANDY STOCK PLAN
                                       AND
                                   TANDY FUND
                            (Full Title of the Plans)

       M. C. Hill, Vice President, Corporate Secretary and General Counsel
                                TANDY CORPORATION
                             100 Throckmorton Street
                                   Suite 1900
                             Fort Worth, Texas 76102
                     (Name and Address of Agent for Service)

                                  817-415-3924
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
         Title of                                              Proposed                   Proposed
        Securities                                              Maximum                    Maximum                  Amount of
          to be                   Amount to be              offering price                aggregate                Registration
        Registered              Registered(1) (2)            per share(3)              offering price                  Fee
Common Stock,
$1 par value                        2,000,000                   $56.72                  $113,440,000                $33,464.80
Preferred Share
Purchase Rights

          (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Tandy Fund.

          (2) If, prior to the completion of the distribution of the Common Stock covered by this Registration Statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this Registration Statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

          (3) The number of shares registered has been computed on the basis of the Issuer's estimate of the aggregate of the employee contributions to be made under the Tandy Stock Plan and the Tandy Fund for a period of 36 months following the effective date of the Registration Statement and utilized to purchase shares of the Registrant's Common Stock at market prices from time to time as provided in the plans. One Preferred Share Purchase Right automatically made with each share of Common Stock and is evidenced by the certificate for the Common Stock. The registration fee was calculated in accordance with Rule 457(c) upon the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Transactions System on September 14, 1998.


                           INCORPORATION BY REFERENCE

This Registration Statement registers additional securities of the Registrant for the Tandy Fund and the Tandy Stock Plan of the same class (plan participations and shares of the Registrant's Common Stock and Preferred Share Purchase Rights) as have been previously registered on Form S-8 for the Tandy Fund and Tandy Stock Plan. Accordingly, pursuant to General Instruction E of Form S-8, the contents of Registration Statement on Form S-8 (File No. 33-51603), filed with the Securities and Exchange Commission (the "Commission") and effective on December 21, 1993, the contents of Post Effective Amendment on Form S-8/A-1 filed with the Commission and effective on March 20, 1996 and the contents of Registration Statement on Form S-8 (File No. 333-27437), filed with the Commission and effective on May 19, 1997 are hereby incorporated in their entirety by reference herein.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 18th day of September, 1998.

                                   TANDY CORPORATION


                                    By:     /s/   John V. Roach
                                         John V. Roach, Chief Executive Officer
                                            and Chairman

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on the 18th day of September, 1998.

Signature                            Title

/s/John V. Roach                     Chairman of the Board, Director, and
John V. Roach                        Chief Executive Officer

/s/Dwain H. Hughes                   Senior Vice President and Chief Financial
Dwain H. Hughes                      Officer

/s/James I. Cash                     Director
James I. Cash

/s/Ronald E. Elmquist                Director
Ronald E. Elmquist

/s/Lewis F. Kornfeld, Jr.            Director
Lewis F. Kornfeld, Jr.

/s/Jack L. Messman                   Director
Jack L. Messman

/s/William G. Morton, Jr.            Director
William G. Morton, Jr.

/s/Thomas G. Plaskett                Director
Thomas G. Plaskett

/s/Leonard H. Roberts                Director
Leonard H. Roberts

/s/Alfred J. Stein                    Director
Alfred J. Stein

/s/William E. Tucker                  Director
William E. Tucker

/s/John A. Wilson                     Director
John A. Wilson

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Tandy Stock Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and State of Texas, on the 18th day of September, 1998.

                                     TANDY STOCK PLAN
                                     ADMINISTRATIVE COMMITTEE

                                     By: /s/C. David Christopher
                                        C. David Christopher


                                     By:  /s/David P. Johnson
                                            David P. Johnson


                                      By:  /s/Johnson H. Bradley
                                            Johnson H. Bradley


The Plan. Pursuant to the requirements of the Securities Act of 1933, the Tandy Fund has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fort Worth and State of Texas, on the 18th day of September, 1998.



                                        By: /s/C. David Christopher
                                            C. David Christopher


                                        By:/s/David P. Johnson
                                             David P. Johnson


                                        By:/s/Johnson H. Bradley
                                              Johnson H. Bradley



                                INDEX TO EXHIBITS

  Exhibit No.

      5.1 Opinion of Messrs. Satterlee Stephens Burke & Burke LLP, as counsel, including consent.

      23.1     Consent of Pricewaterhouse Coopers LLP, Independent
               Accountants.

      23.2 Consent of Satterlee Stephens Burke & Burke LLP, Counsel included in Exhibit 5.1).